SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2010

 (Date of earliest event reported)

PHYTOMEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-28790

(Commission File Number)

87-0429962

(I.R.S. Employer Identification No.)

100 Overlook Drive, 2nd Floor, Princeton, NJ  08540

(Address of principal executive offices)

(800) 611-3388

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

            On October 22, 2010 we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Standard Gold Corp., and its shareholders, pursuant to which we will acquire all of the issued and outstanding shares of SGC in exchange for 607,539,940 shares of our common stock (the “SGC Acquisition”).  Consummation of the transactions contemplated by the Share Exchange Agreement is subject to the satisfaction of a number of conditions, including, but not limited to, our receipt of subscriptions for an aggregate of 150,000,000 Units (the “Minimum Financing Amount”) being offered by us pursuant to this Prospectus.

            Each of the parties to the Share Exchange Agreement has made certain representations and warranties regarding and relating to, among other things, their authority and ability to enter into and to consummate the transactions contemplated by the Share Exchange Agreement. Upon consummation of the transactions contemplated by the Share Exchange Agreement Standard Gold will become our wholly-owned subsidiary. However, consummation of the transactions contemplated by the Share Exchange Agreement is subject to the satisfaction of a number of conditions, including, but not limited to:

•         Generally, that all of the representations and warranties made by the parties thereto being true and correct on and as of the Closing Date (as defined in the Share Exchange Agreement);

•         We shall have received subscriptions for the Minimum Financing Amount;

•         Each of the Standard Gold Stockholders shall have entered into a lock-up agreement restricting the resale and transfer of the Exchange Shares for a period of one year following the Closing.

•         The consent by a majority in interest of our stockholders of the terms and conditions of the Share Exchange Agreement.

                An additional condition precedent to the consummation of the Share Exchange Agreement by Standard Gold is the conversion by Mr. Harmel S. Rayat of the entire outstanding principal amount of the Rayat Convertible Note (and accrued and unpaid interest thereon), as of the Closing Date, into an aggregate of 40,000,000 shares of our common stock (the “Loan Conversion”); an additional condition precedent to the consummation of the Loan Conversion or, our repayment of the Rayat Convertible Note (and accrued and unpaid interest thereon) on the Closing Date (the “Note Payment”).

            If the SGC Acquisition is not consummated by December 31, 2010, the Share Exchange Agreement automatically terminates unless the parties thereto agree in writing to extend the term of the agreement.

            SGC is a natural resource exploration company engaged in the exploration of precious metals in the western United States that may contain economic concentrations of mineralization.  SGC’s strategy is to acquire properties that are prospective for mineral exploration and may have undergone some degree of mineral exploration and exploitation.  To date, SGC has acquired interests in gross acres of State Leases and Federal lode claims in the State of Nevada.

            On January 30, 2010 SGC entered into an agreement (the “Transfer and Assignment Agreement”) to purchase NPX Metals Inc.’s (“NPX”) 90% interest in its Bullfrog property.  Under the terms of the agreement, NPX is to receive 3,000,000 shares in Standard Gold as well as $200,000.00.  NPX is also to receive a $500,000 annual work commitment on the Bullfrog property from Standard Gold Corp. and an advance pre production royalty payment of $120,000 per year for 3 years which can be paid in cash or stock at NPX’s discretion. The agreement recognizes that there is a 3% Net Smelter Return royalty due to Bull Frog Holdings, Inc. upon commencement of production.

            At the closing of the consummation of the transactions contemplated by the Transfer and Assignment Agreement, the parties thereto entered into an Amendatory and Acknowledgment Agreement pursuant to which is was agreed that:

                        (a)        the $200,000 cash portion of the consideration to be paid by SGC for the Assets (as referenced in Section 1.2 (b) of the Transfer and Assumption Agreement) shall be due and payable  (the “Deferred Payment Date”) no later than the earlier to occur of (1) the 5th Business Day following the consummation of (i) a merger of SGC with and into a public traded company (“Pubco”) or a wholly-owned subsidiary of Pubco or (ii) an exchange of all shares of Assignee’s outstanding common stock for shares of Pubco’s common stock (collectively, a “Combination Event”) or (2) a date which is one year from the date of the Amendatory Agreement.

              (b)        the annual payments of the $120,000 cash portion of the consideration (as referenced in Section 1.4(b) of the Transfer and Assumption Agreement and herein referred to as the “Annual Preproduction Royalty Payment”) shall be made on the first anniversary of the Deferred Payment Date and annually, in arrears, thereafter (the “Preproduction Royalty Payment Date”) until the earlier to occur of the third anniversary date of the Deferred Payment Date or “feasibility,” as determined by an independent third party (the “Preproduction Royalty Payment Period”).

              (c)        In the event the Assets are not ‘in production” at the expiration of the Preproduction Royalty Payment Period, then NPX and the Assignee or Pubco, as the case may be, will in good faith establish in writing the terms and conditions of a continuing Preproduction Royalty Payment.

                        (d)       SGC shall perform exploration, mining, development, production, processing or any other activity (the “Work Commitment”) which benefits the Bullfrog Project (consisting of exploration and mining of the Assets) at a minimum cost of $500,000 for the one year period following the Deferred Payment Date.  Within 30 days after the Work Commitment is completed, Assignee shall submit an accounting report of the expenditures toward the Work Commitment (the “Accounting Period”).  In the event that Assignee does not satisfy the Work Commitment in the entire amount of the $500,000 required expenditure, SGC shall pay NPX the amount of any such shortage in cash on the first Business Day following the expiration of the Accounting Period;

History

            The Bull Frog Hills Mining District covers an area of about 240 square miles. Low angle faulting associated with gold mineralization was recognized by master US Geologic Survey geologist F.L. Ransome in 1910. The principle of detachment faulting (DF) was recognized at the University of Arizona (UAZ) in the early 1980s. The Bull Frog Hills is a rhyolite volcanic caldera formation. Such calderas are now recognized to be related to near surface gold mineralization throughout the world. The Montgomery-Shoshone Mine produced very rich gold ore during the early part of the 20th century.  The New Jersey Zinc Co (NJZC) in 1982 started exploration on the Montgomery-Shoshone Mine and by 1986 had delineated a significant ore body. The Beatty Bull Frog Mine has produced approximately three million ounces of gold to date and operated as both an underground and open pit mine.  The low gold prices of the late 1990’s resulted in the shutdown of both mines by 2001.

Previous Operations History

            Records indicate that the SGC’s Bullfrog Project has had past exploration work conducted by JABA U.S. Inc.  The property is contiguous to the Bullfrog Mine and Montgomery-Shoshone Mine, now held by Barrick Gold Corp., which were last in production in 2001 and according to Barrick’s records produced approximately three million ounces of gold.

Present Property Condition

            Several past workings from previous operators exist throughout the property.  These workings have not been maintained and most have caved in and are overgrown with brush and vegetation.

Geology and Mineralization

            The Bullfrog Project is located within the historically productive Bull Frog Hills Mining District in Nye County, Nevada. The Bull Frog Hills is a rhyolite volcanic caldera formation. Such calderas are now recognized to be related to near surface gold mineralization throughout the world. The Bullfrog Project adjoins the north-eastern boundary of the Montgomery-Shoshone Mine, last mined for disseminated gold and silver by Barrick Bull Frog Mining, a division of Barrick Gold Corp.

Plan of Exploration

            There will be two phases to the SGC exploration program: The Preliminary and Drilling stages of exploration.  The Preliminary Stage consists of setting up an office near the Bullfrog Project site, gathering and reviewing historical data, subcontracting a geologist, conduct a current and peripheral claim search, expansion of the claim boundary as deemed necessary, conduct reconnaissance and strategic sampling, conduct geological mapping,  conduct a soil radon survey (SRS), plot drilling locations.

            The Preliminary Stage will consist of bonding and permitting, environmental surveys, road construction.  The total estimated cost of the Preliminary Stage of the exploration program is estimated to be $125,000.

            The Drilling Stage will consist of mobilizing the drilling equipment, set up a mobile office, assay 5 sections with 1,200 samples, drill ten reverse circulation holes totalling 6000 feet, conduct a down hole survey, repair the roads, and store the core.  The estimated cost of the Drilling Stage of the exploration program is estimated to be $530,000.

Once the drilling stage is complete, the company will begin developing an  NI 43-101 Technical Report which will include: metallurgical testing, resource/reserve calculations, and recommendations to lead to a pre-feasibility study.

            SGC intends to monitor the results of the exploration program on an ongoing basis in order to determine the advisability of continuing with exploration program.

Governmental Regulations

            Maintenance fees totaling $125 per claim are due to the BLM on or before August 31st of each year.  County fees are also due each year.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

N/A

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as "believes", "plans", "intend", "scheduled", "potential", "continue", "estimates", "hopes", "goal", "objective", expects", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Share Exchange Agreement dated October 22, 2010 by and among PhytoMedical Technologies, Inc., Standard Gold Corp. and the shareholders of Standard Gold Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYTOMEDICAL TECHNOLOGIES, INC.

/s/ Amit S. Dang

Amit S. Dang

President and CEO

Date: October 27, 2010